June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2020 (September 9, 2020)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8401 McClure Drive

Fort Smith, Arkansas 72916

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 7.01 – REGULATION FD DISCLOSURE

ArcBest® (Nasdaq: ARCB) is providing the following update on the most recent information related to its third quarter 2020 financial results and business trends.

There were 21 working days in August 2020, 22 working days in August 2019 and 22 working days in July 2020.

Asset-Based Operating Segment

For the month of August 2020 compared to August 2019, financial metrics and business trends are as follows:

●	Daily Billed Revenue was flat.
●	Total Tonnage/Day increased approximately 3.5% with a high single-digit percentage increases in LTL-rated tonnage and double-digit percentage decreases in truckload-rated spot shipment tonnage moving in the Asset-Based network.
●	Total Shipments/Day decreased approximately 1.5%.
●	Total Weight/Shipment increased approximately 5%.
●	Total Billed Revenue/CWT decreased approximately 3.5%, impacted by lower fuel surcharges and freight mix changes, including the effect of heavier shipments.
●	Pricing on traditional published LTL-rated business, excluding fuel surcharge, increased by a percentage in the mid-single digits compared to August 2019.
●	Total Billed Revenue/Shipment increased approximately 1.5%.
●	In recent years, the historical average sequential change in ArcBest’s Asset-Based operating ratio in the third quarter, versus the second quarter, has been approximately flat. Sequential revenue trends through August have exceeded historical sequential revenue changes, because of the significant impact of the pandemic on second quarter business levels. Though some compensation-related cost reductions that were implemented in second quarter 2020 were restored at the beginning of third quarter, operating costs continue to be managed relative to the improving business and revenue levels.

For the month of August 2020 compared to July 2020, financial metrics and business trends are as follows:

●	Daily Billed Revenue increased approximately 2%.
●	Total Tonnage/Day increased approximately 2%.
●	Total Shipments/Day increased approximately 3.5%.

Asset-Light ArcBest Segment (not including FleetNet)

For the month of August 2020 compared to August 2019, financial metrics and business trends are as follows:

●	Total revenue per day increased approximately 15%.
●	Purchased transportation expense per day increased approximately 16%.
●	Purchased transportation expense represented approximately 83.0% of revenues in August 2020 compared to 82.5% in August 2019.
●	Purchased transportation rates have increased due to tightness in capacity markets, resulting in margin compression between the two periods.

For the month of August 2020 compared to July 2020, total revenue per day increased approximately 18%.

ArcBest Consolidated

For the third quarter of 2020 through the end of August, preliminary financial metrics are as follows:

●	ArcBest’s preliminary August 31, 2020 consolidated cash and short-term investments, net of debt, increased to approximately $52 million net cash position compared to the $41 million net cash position at June 30, 2020, primarily reflecting improved EBITDA, partially offset by working capital changes and capital expenditures during the two-month period of July and August 2020.

ITEM 8.01 – OTHER EVENTS

In March 2020, as previously disclosed in our Current Report on Form 8-K filed with the SEC on March 30, 2020, ArcBest drew down the $180 million remaining available borrowing capacity under the initial maximum credit amount of its senior secured revolving credit facility (the “Credit Facility”) and borrowed $45 million under its revolving accounts receivable securitization facility (the “Accounts Receivable Securitization Program”). These borrowings were a proactive measure to increase the Company’s cash position and preserve financial flexibility at that time in consideration of general economic and financial market uncertainty and the potential for cash flow disruption resulting from the COVID-19 outbreak.

In July 2020, the Company repaid the $45 million borrowed under the Accounts Receivable Securitization Program and, during August 2020, the Company repaid the $180 million borrowed under the Credit Facility. Following these repayments, as of August 31, 2020, the available borrowing capacity was $180 million under the Credit Facility and $73.3 million under the Accounts Receivable Securitization Program.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995:  Certain statements and information in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; the ability to maintain third-party information technology systems or licenses; widespread outbreak of an illness or any other communicable disease and the effects of pandemics, including the COVID-19 pandemic, or any other public health crisis; regulatory measures that may be implemented in response to widespread illness, including the COVID-19 pandemic; ineffectiveness of our business continuity plans to meet our operational needs in the event of adverse external events or conditions; untimely or ineffective development and implementation of, or failure to realize potential benefits associated with, new or enhanced technology or processes, including the pilot test program at ABF Freight, and any write-offs associated therewith; the loss or reduction of business from large customers; competitive initiatives and pricing pressures; general economic conditions and related shifts in market demand, including the impact of and uncertainties related to the COVID-19 pandemic, that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; the ability to manage our cost structure, and the timing and performance of growth initiatives; relationships with employees, including unions, and our ability to attract, retain, and develop employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; availability and cost of reliable third-party services; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; governmental regulations; environmental laws and regulations, including emissions-control regulations; union employee wages and benefits, including changes in required contributions to multiemployer plans; litigation or claims asserted against us; the loss of key employees or the inability to execute succession planning strategies; maintaining our intellectual property rights, brand, and corporate reputation; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; potential impairment of goodwill and intangible assets; the cost, integration, and performance of any recent or future acquisitions; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business; acts of terrorism or war, or the impact of antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Se

ARCBEST CORPORATION

(Registrant)

Date:	September 9, 2020	/s/ Michael R. Johns
Michael R. Johns
Vice President – General Counsel
and Corporate Secretary